Exhibit 99.1

CONTACT:

Michael Mason
Allen & Caron Inc.
212-691-8087
michaelm@allencaron.com

Constantine Theodoropulos
Base Pair Group
617-816-4637
constantine@basepairgroup.com

Rexahn Pharmaceuticals Appoints Peter D. Suzdak as Chief Executive Officer

Rockville, MD, January 22, 2013 – Rexahn Pharmaceuticals, Inc. (NYSE MKT: RNN), a clinical stage pharmaceutical company developing potential first in class oncology and CNS therapeutics, today announced that it has appointed Dr. Peter D. Suzdak as its new Chief Executive Officer (CEO). He succeeds Dr. Chang Ahn, who will move into the role of Chief Scientist and will remain as Chairman of the Board.

“We are very excited to have Dr. Suzdak join Rexahn as its new CEO. Dr. Suzdak possesses the experience and stature to lead Rexahn to the next level of growth and development,” said Dr. Chang Ahn, Rexahn’s Chairman of the Board. “Dr. Suzdak’s track record of entrepreneurial success, wide network of industry relationships, and history of building shareholder value will be of great value to Rexahn going forward.”

“Rexahn has tremendous market potential. There are very few clinical stage biopharmaceutical companies that can match Rexahn’s breadth and depth of clinical and preclinical stage assets and extensive intellectual property portfolio. Based on these facts alone, I believe that Rexahn has the potential to create tremendous value for both patients and shareholders alike” stated Dr. Suzdak. “I am eager to help put Rexahn on a path to significant and sustainable value creation for shareholders. By establishing a market-oriented approach to corporate and product development we can begin to drive the value of Rexahn’s promising drug pipeline.”

Most recently, Dr. Suzdak was Chief Scientific Officer of Corridor Pharmaceuticals, a company developing small molecule compounds to treat pulmonary and vascular disorders. Prior to that he was co-Founder, founding Chief Executive Officer and Chief Scientific Officer of Cardioxyl Pharmaceuticals, a company focused on therapies for the treatment of cardiovascular disease. Previous to that he was President and Chief Executive Officer of Artesian Therapeutics, a company engaged in the development of small molecule therapeutics for cardiovascular diseases. Dr. Suzdak’s experience also includes his position as Senior Vice President of Research and Development of Guilford Pharmaceuticals, a company that developed therapeutics and diagnostics for neurological diseases and cancer, and as Director of Neurobiology for Novo Nordisk. Dr. Suzdak holds a Ph.D. in pharmacology and toxicology from the University of Connecticut.

About Rexahn Pharmaceuticals, Inc.

Rexahn Pharmaceuticals, Inc. is a clinical stage pharmaceutical company dedicated to developing and commercializing first in class and market leading therapeutics for cancer and other unmet medical needs. Rexahn currently has three key oncology drug candidates in clinical stages, Archexin®, RX-3117, and RX-5902 and a robust pipeline of preclinical compounds to treat multiple cancers. Rexahn also operates key R&D programs of nano-medicines, 3D-GOLD, and TIMES drug discovery platforms. For more information about Rexahn, please visit www.rexahn.com.

Safe Harbor

To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about Rexahn’s plans, objectives, expectations and intentions with respect to future operations and products and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Rexahn’s actual results to be materially different than those expressed in or implied by Rexahn’s forward-looking statements. For Rexahn, particular uncertainties and risks include, among others, the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; the marketing success of Rexahn’s licensees or sublicensees; the success of clinical testing; and Rexahn’s need for and ability to obtain additional financing. More detailed information on these and additional factors that could affect Rexahn’s actual results are described in Rexahn’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this press release speak only as of the date of this press release. Rexahn undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.